Exhibit 99.1
FOR IMMEDIATE RELEASE

NU SKIN ENTERPRISES REPORTS RECORD FIRST-QUARTER 2021 RESULTS

Company announces first-quarter revenue growth of 31% and EPS growth of 153%, raises annual guidance

PROVO, Utah — May 5, 2021 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced record first-quarter 2021 revenue and earnings per share.

Executive Summary
Q1 2021 vs. Prior-year Quarter

Revenue:	$677.0 million; +31% • +6% fx impact or $29.6 million
Earnings Per Share (EPS):	$0.91; +153%
Sales Leaders:	60,619; +22%
Customers:	1,517,260; +34%

“We are very pleased with a strong start to 2021 with our highest-ever first quarter revenue and earnings per share,” said Ritch Wood, chief executive officer. “Our innovative beauty and wellness product initiatives powered by our social commerce business model led to 34 percent growth in our customer base over the prior year and a 22 percent increase in global sales leaders. We were recognized again by Euromonitor as the world’s number one beauty device systems brand.* We continue to improve our geographic balance, driven by ongoing strong performance in the West, providing a more diversified and sustainable growth profile. Our manufacturing segment also achieved record results with 69 percent year-over-year revenue growth.”

Ryan Napierski, president and CEO-elect, added, “We continue to make progress toward our vision of becoming the world’s leading beauty and wellness company powered by our dynamic affiliate opportunity platform. We added innovative products to our portfolio with the launch of ageLOC Boost and Nutricentials Bioadaptives, and our markets are forecasting strong demand for new product innovations being introduced in the back half of the year. These include Beauty Focus Collagen+, which is the first product in a new beauty-from-within line, and ageLOC Meta, a metabolic health supplement and our next major Pharmanex product introduction. The West markets continue to lead out in adopting our social commerce business model with triple-digit growth. Our affiliates are leveraging this model to connect with more consumers and attract people interested in building their own socially enabled affiliate marketing business. In the East, we grew 14 percent in Japan and modestly in Mainland China and anticipate increased adoption of our social commerce strategy and digital tools.”

Nu Skin Enterprises Reports Record First-quarter 2021 Results	Page 2

Q1 2021 Year-over-year Operating Results

Revenue:	$677.0 million compared to $518.0 million • +6% fx impact
Gross Margin:	74.8% compared to 75.7% • Nu Skin business was 77.8% compared to 78.1% • Impacted by growth in manufacturing segment
Selling Expenses:	40.4% compared to 39.8% • Nu Skin business was 43.4% compared to 42.0%
G&A Expenses:	25.1% compared to 28.9%
Operating Margin:	9.3% compared to 7.1%
Other Income / (Expense):	$1.6 million compared to ($6.2) million
Income Tax Rate:	26.5% compared to 35.1% • Benefited by geographic mix
EPS:	$0.91 compared to $0.36

Stockholder Value
Dividend Payments:	$19.3 million
Stock Repurchases:	$50.4 million • $275.4 million remaining in authorization

Q2 and Full-year 2021 Outlook

Q2 2021 Revenue:	$680 to $705 million; +11 to 15% • Approximately +5% fx impact
Q2 2021 EPS:	$0.97 to $1.07; +20 to 32%
2021 Revenue:	$2.80 to $2.87 billion; +9 to 11% • Approximately +3 to 4% fx impact
2021 EPS:	$4.05 to $4.30; +12 to 18%

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Nu Skin Enterprises Reports Record First-quarter 2021 Results	Page 3

Mark Lawrence, chief financial officer, added, “During the quarter, we continued our focus on generating shareholder value by improving operating margin through G&A optimization and leveraging our balance sheet to repurchase nearly one million shares. We continue to create synergistic value from our Rhyz manufacturing companies as they enabled the accelerated growth throughout the West. Given the strong start to the year, as well as the positive trends we have seen in customer and sales leader growth, we are increasing our annual revenue and EPS guidance.”

About Nu Skin Enterprises, Inc.
Founded more than 35 years ago, Nu Skin Enterprises, Inc. (NSE) empowers innovative companies with sustainable solutions, opportunities, technologies and life-improving values. The company currently focuses its efforts around innovative consumer products, product manufacturing and controlled environment agriculture technology. The NSE family of companies includes Nu Skin, which develops and distributes a comprehensive line of premium-quality beauty and wellness solutions through a global network of sales leaders in Asia, the Americas, Europe, Africa and the Pacific; and Rhyz, our strategic investment arm that includes a collection of sustainable manufacturing and technology innovation companies. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.” More information is available at nuskinenterprises.com.

* Source Euromonitor International Limited; Retail Value RSP terms; all channels; 2017 to 2020. Beauty Systems are at-home Skin Care Beauty Devices that are exclusively paired or recommended to be used with a topical consumable of the same brand. Claim verification based on Euromonitor custom research and methodology conducted January-March of 2021. Sales of at-home skin care beauty devices includes sales of electric facial cleansers as defined in Passport database. This category does not include hair care/removal appliances, body shavers, and oral care appliances.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, product pipeline and product introductions, customers and sales leaders, affiliates, strategies and initiatives; projections regarding revenue, earnings per share, foreign currency fluctuations and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “project,” “outlook,” “guidance,” “plan,” “forecast,” “expand,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

•	risk that epidemics, including the ongoing COVID-19 pandemic, and other crises could negatively impact our business;

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Nu Skin Enterprises Reports Record First-quarter 2021 Results	Page 4

•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	political, legal, tax and regulatory uncertainties associated with operating in international markets, including Mainland China;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally, including trade policies and tariffs;
•
the company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

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Nu Skin Enterprises Reports Record First-quarter 2021 Results	Page 5

The Company’s revenue results by segment for the three-month periods ended March 31 are presented in the following table (in thousands).

	Three Months Ended March 31,			Constant- Currency
	2021	2020	Change	Change
Nu Skin
Mainland China	$149,593	$137,696	9%	1%
Americas/Pacific	149,465	74,573	100%	97%
South Korea	81,131	75,719	7%	—
EMEA	76,180	35,403	115%	98%
Japan	69,864	61,300	14%	11%
Southeast Asia	67,585	69,586	(3)%	(5)%
Hong Kong/Taiwan	36,345	35,827	1%	(3)%
Other	705	773	(9)%	(9)%
Total Nu Skin	630,868	490,877	29%	22%
Manufacturing	45,985	27,147	69%	69%
Grow Tech	173	4	4,225%	4,225%
Total	$677,026	$518,028	31%	25%

The company’s Customers and Sales Leaders statistics by segment as of March 31, 2021 and 2020 are presented in the following table:

	As of March 31, 2021		As of March 31, 2020		% Increase (Decrease)
	Customers	Sales Leaders	Customers	Sales Leaders	Customers	Sales Leaders
Mainland China	316,000	16,716	271,536	16,159	16%	3%
Americas/Pacific	407,413	12,340	214,139	6,930	90%	78%
South Korea	152,390	7,099	174,004	6,608	(12)%	7%
EMEA	296,001	7,950	140,344	4,237	111%	88%
Japan	126,525	6,131	119,784	5,635	6%	9%
Southeast Asia	152,889	6,882	145,116	6,634	5%	4%
Hong Kong/Taiwan	66,042	3,501	66,024	3,348	—	5%
Total	1,517,260	60,619	1,130,947	49,551	34%	22%

“Customers” are persons who purchased products directly from the company during the previous three months. Our Customer numbers do not include consumers who purchase products directly from members of our sales force.

“Sales Leaders” are independent distributors, and sales employees and independent marketers in China, who achieve certain qualification requirements.

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Nu Skin Enterprises Reports Record First-quarter 2021 Results	Page 6

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020

Revenue	$677,026	$518,028
Cost of sales	170,566	125,793
Gross profit	506,460	392,235

Operating expenses:
Selling expenses	273,746	206,042
General and administrative expenses	169,801	149,628
Total operating expenses	443,547	355,670

Operating income	62,913	36,565
Other income (expense), net	1,582	(6,174)

Income before provision for income taxes	64,495	30,391
Provision for income taxes	17,065	10,661

Net income	$47,430	$19,730

Net income per share:
Basic	$0.94	$0.36
Diluted	$0.91	$0.36

Weighted-average common shares outstanding (000s):
Basic	50,706	55,059
Diluted	52,172	55,101

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NU SKIN ENTERPRISES, INC. Consolidated Balance Sheets (Unaudited) (U.S. dollars in thousands)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$339,099	$402,683
Current investments	23,615	21,216
Accounts receivable, net	60,625	63,370
Inventories, net	363,431	314,366
Prepaid expenses and other	114,118	101,563
Total current assets	900,888	903,198

Property and equipment, net	464,247	468,181
Operating lease right-of-use assets	147,129	155,104
Goodwill	202,979	202,979
Other intangible assets, net	87,135	89,532
Other assets	147,721	138,082
Total assets	$1,950,099	$1,957,076

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$67,083	$66,174
Accrued expenses	404,493	446,682
Current portion of long-term debt	90,000	30,000
Total current liabilities	561,576	542,856

Operating lease liabilities	108,237	112,275
Long-term debt	298,120	305,393
Other liabilities	110,692	102,281
Total liabilities	1,078,625	1,062,805

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	579,204	579,801
Treasury stock, at cost – 40.4 million and 39.7 million shares	(1,505,076)	(1,461,593)
Accumulated other comprehensive loss	(71,626)	(64,768)
Retained earnings	1,868,881	1,840,740
Total stockholders’ equity	871,474	894,271
Total liabilities and stockholders’ equity	$1,950,099	$1,957,076

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577